UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2017

Jason Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36051	46-2888322
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

833 East Michigan Street, Suite 900
Milwaukee, Wisconsin 53202
(Address of Principal executive offices, including Zip Code)

(414) 277-9300
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 13, 2017, the Board of Directors of Jason Industries, Inc. (the “Company”) appointed Chad M. Paris as the Company’s Vice President & Chief Financial Officer and appointed him as principal accounting officer, each effective August 25, 2017. Mr. Paris will succeed Sarah C. Lauber, who informed the Company on August 11, 2017 of her intention to resign, effective August 25, 2017.
Mr. Paris, age 35, joined Jason in June 2014 and has worked in several financial management roles at the Company including Director of External Reporting and Vice President - Investor Relations, Financial Planning & Analysis. Mr. Paris began his career as an accountant at Deloitte & Touche LLP. Mr. Paris earned a Bachelor’s of Business Administration degree in finance and real estate and a Master of Science degree in management accounting both from the University of Wisconsin-Milwaukee.
Under the terms of an employment agreement, dated effective August 25, 2017 (the “Employment Agreement”), Mr. Paris will receive a base salary of $320,000 per year. Mr. Paris will be eligible to participate in the Company’s Management Incentive Plan (“MIC”), a bonus program conditioned on the achievement of certain annual performance goals, with a target MIC bonus of 50% of his base salary (any bonus earned based on 2017 performance consists of two portions - one for the period prior to Mr. Paris’ promotion and one for the period thereafter -- subject, in each case, to the achievement of the performance goals established for each time period).
The Company also granted Mr. Paris 35,000 time-vested restricted stock units and 35,000 performance-based vested restricted stock units (each “RSUs”) pursuant to the Company’s 2014 Omnibus Incentive Plan, with fifty percent of such time-vested RSUs vesting in two equal installments on January 5, 2019 and July 5, 2020 and the performance-based RSUs vesting on March 30, 2020 based on the level of achievement of the performance goals that apply to performance RSU awards granted to other executive officers of the Company in 2017. Starting in 2018, Mr. Paris will be eligible for annual equity awards in the sole discretion of the Compensation Committee of the Company’s Board of Directors.

Pursuant to the terms of the 2014 Omnibus Incentive Plan, all of the RSUs discussed above are subject to forfeiture upon termination of employment prior to vesting, subject in certain cases to early vesting, or continued eligibility for vesting, upon specified events, including death, or permanent disability or a change in control of the Company.

Mr. Paris will also continue to be eligible to participate in the health and welfare benefit programs offered to the Company’s other employees.

The Employment Agreement provides that if Mr. Paris’s employment is terminated by the Company without “cause” or if he terminates employment pursuant to a “constructive termination” (as such terms are defined in the Employment Agreement), subject to the execution of a release of claims and continued compliance with the restrictive covenants discussed below, in addition to his accrued benefits, Mr. Paris will be entitled to receive the sum of (i) his base salary and (ii) a pro-rata amount equal to his target bonus, payable in installments over the 12 month period following his termination of employment. In addition, Mr. Paris will be entitled to receive continued health and welfare benefits ending on the first to occur of (A) 12 months following the termination of his employment, and (B) the date he becomes eligible for similar benefits under another employer’s plans. If such a termination occurs within one year following a change in control of the Company, however, then the base salary continuation and benefits continuation described above will be provided for an 18 month period following his termination.

The Employment Agreement provides a Section 280G cutback pursuant to which, in the event any payments or benefits provided would be considered “parachute payments” as defined in Section 280G of the Internal Revenue Code, Mr. Paris would be entitled to the greater of, as determined on an after-tax basis, (i) such parachute payments or (ii) the greatest reduced amount of such parachute payments as would result in the parachute payments not being subject to an excise tax pursuant to Section 280G.

In addition, the Employment Agreement provides for (i) general restrictions on the disclosure of confidential information, (ii) an inventions assignment covenant and (iii) an agreement that Mr. Paris will not compete with the Company or solicit its employees, customers or business during his employment and for a stated period thereafter.

The Company expects to enter into its standard indemnification agreement with Mr. Paris, which provides that, subject to limited exceptions, the Company will indemnify Mr. Paris to the fullest extent permitted by law for claims arising in his capacity as an executive officer of the Company. A copy of the Company’s form of indemnification agreement was filed as Exhibit 10.13 to its Current Report on Form 8-K, dated June 30, 2014, and is incorporated herein by reference.

The foregoing description of the Employment Agreement is a summary only and is qualified in its entirety by reference to the full text of the agreement, a copy of which is filed herewith

A copy of the press release announcing Mr. Paris’s appointment is attached hereto as Exhibit 99 and incorporated herein by reference in its entirety.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being filed herewith:

Exhibit No.    Description

10.1	Employment Agreement between the Company and Chad Paris, dated effective August 25, 2017.

10.2	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.13 to the Company’s Current Report of Form 8-K, dated June 30, 2014).

99	Press Release, dated August 14, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JASON INDUSTRIES, INC.

By:	/s/ Thomas L. Doerr, Jr.

Name:	Thomas L. Doerr, Jr.

Title:	Vice President, General Counsel and Secretary

Date: August 17, 2017

EXHIBIT INDEX
Exhibit No.    Description

10.1	Employment Agreement between the Company and Chad Paris, dated effective August 25, 2017.

10.2	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.13 to the Company’s Current Report of Form 8-K, dated June 30, 2014).

99	Press Release, dated August 14, 2017